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                                                                       EXHIBIT 1

                                                             [Execution Version]






                           PURCHASE AND SALE AGREEMENT


                          DATED AS OF DECEMBER 21, 1999


                                     BETWEEN


                               SE THUNDERBIRD L.P.
                                  AS PURCHASER

                                       AND

                            ENRON NORTH AMERICA CORP.

                                    AS SELLER



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         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of December 21, 1999 and is by and among SE THUNDERBIRD L.P., a Delaware limited partnership (the "Purchaser"), and ENRON NORTH AMERICA CORP., a Delaware corporation (the "Seller").


                                R E C I T A L S:

         A. The Seller owns the Kafus Shares and the Quanta Convertible Note, both as defined below, and certain rights associated therewith.

         B. Subject to the terms and conditions of this Agreement and in exchange for the consideration set forth herein, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, such assets.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties hereto agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

         Section 1.1 Definitions. Unless the context otherwise requires, the following capitalized terms used in this Agreement shall have the following meanings:

         "Affiliate" means any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person.

         "Ancillary Agreements" means the agreements and instruments to be delivered pursuant to Section 2.1(a) of this Agreement.

         "Disputed Claims" is defined in Section 6.7(a).

         "Kafus" means Kafus Industries, Ltd., a British Columbia corporation.

         "Kafus Shares" means 1,999,999 shares of common stock, without par value, of Kafus.

         "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a joint stock company, a trust or other unincorporated organization.

         "Closing Date" is defined in Section 2.1(a)

         "Companies" means Kafus and Quanta.


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         "Purchase Price" means the aggregate of the purchase prices set forth in Sections 2.1(a)(1) and (2).

         "Purchased Assets" means the Kafus Shares and the Quanta Convertible Note, and all rights to be transferred to the Purchaser pursuant to the Ancillary Agreements.

         "Purchase Price" means the sum of the amounts payable pursuant to Sections 2.1(a).

         "Quanta" means Quanta Services, Inc., a Delaware corporation.

         "Quanta Convertible Note" means the Convertible Promissory Note due 2010 dated October 5, 1998 issued by Quanta Services, Inc. to Enron Capital & Trade Resources Corp. in the original principal amount of Twelve Million Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($12,337,500).

         "Securities Act" means the Securities Act of 1933, as amended, and all the rules and regulations promulgated thereunder.


                                   ARTICLE 2.

                       CONVEYANCE OF THE PURCHASED ASSETS

         Section 2.1 Conveyance of Purchased Assets. On the date first set forth above (the "Closing Date"):

         (a) The Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, and the Purchaser shall purchase from the Seller, all of the right, title and interest of the Seller in and to the Purchased Assets in exchange for payment, in immediately available funds, of the Purchase Price, as follows.

         (1) The Purchaser shall pay to the Seller $14,999,992.50 in consideration of the Purchased Assets that relate to Kafus, and the Seller shall deliver to the Purchaser (i) the stock certificates representing the Kafus Shares, (ii) a duly executed Partial Assignment and Assumption Agreement in form and substance satisfactory to the parties and (iii) a duly executed Transfer of Shares in form and substance satisfactory to the parties.

         (2) The Purchaser shall pay to the Seller $25,136,826.59 in consideration of the Purchased Assets that relate to the Quanta Convertible Note, and the Seller shall deliver to the Purchaser (i) the Quanta Convertible Note, indorsed over to the Purchaser by the Seller, but without recourse to the Seller and without transfer warranties to the Purchaser (other than those set forth in Section 3.1 hereof), (ii) a duly executed Partial Assignment and Assumption Agreement in form and substance satisfactory to the parties and (iii) a duly executed Allonge to Convertible Promissory Note in form and substance satisfactory to the parties.

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         (b) The parties expressly intend that this is an absolute sale of the
Purchased Assets and both parties agree to account for the transactions contemplated hereunder in this manner.

         (c) Payments for the Purchased Assets shall be made by wire transfer of immediately available federal funds to the following account: ECT- Finance 1400 Smith Street, Houston, Texas 77002-7361, CitiBank NY, NY, Account: 4075-9492, ABA#: 021000089, Tax ID#: 76-0318139.

         Section 2.2 Closing. The closing for the sale of the Purchased Assets shall occur at the offices of Bracewell & Patterson, L.L.P., at Pennzoil Place, South Tower, 711 Louisiana Street, Houston, Texas 77002 on the Closing Date or at such other time or place as the Purchaser and the Seller may agree.

         Section 2.3 Costs and Expenses. All costs and expenses (including legal fees, professional fees, and other transaction costs) incurred by either party hereto in connection with the transfer and delivery of the Purchased Assets in the manner contemplated herein shall be borne by the party that incurred such costs and/or expenses.

         Section 2.4 Payments to Purchaser. The Seller hereby agrees that from and after the Closing Date it shall pay over to the Purchaser, as assignee of the Purchased Assets, all amounts received by the Seller with respect to the Purchased Assets. Any amounts received by the Seller contrary to the preceding sentence shall be received by the Seller in trust for the benefit of the Purchaser and shall be immediately paid by the Seller to and as directed by the Purchaser.


                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that as of the Closing
Date:

                  (a) The Seller has taken all steps necessary to transfer all of the Seller's right, title and interest in and to the Purchased Assets to the Purchaser.

                  (b) Immediately prior to the transfers contemplated by this Agreement, the Seller was the sole owner and holder of the Purchased Assets, free and clear of any and all liens, pledges, charges or security interests of any nature.

                  (c) The Seller (i) is duly organized, validly existing and in good standing under the laws of Delaware, (ii) has the full right, power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and
(iii) has obtained all requisite company or similar authorizations, consents or approvals applicable to do so.

                  (d) This Agreement and the Ancillary Agreements have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by any


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applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (e) The outstanding principal balance of the Quanta Convertible Note is $12,337,500, all interest payments due thereunder have been paid when due and no principal or interest thereunder has been prepaid, forgiven or postponed, and to the knowledge of Seller there exists no material default or event of default thereunder.

                  (f) Since September 30, 1999, to the knowledge of the Seller there has not occurred any material adverse change or any threatened material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Companies, other than those disclosed to the public and those disclosed to the Purchaser in writing prior to the date hereof.

                  (g) To the knowledge of Seller, no action, suit or proceeding has been commenced against any of the Companies before any court or arbitrator or any governmental body, agency or official except for such action, suit or proceeding that could not reasonably be expected to have a material and adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of such Company.

                  (h) All material information given by the Seller to the Purchaser in connection with the transactions contemplated by this Agreement was true and correct in all material respects on the date such information was given and on the date hereof.

                  (i) Any approvals, filings and consents relating to the transfer of the Purchased Assets from the Seller to the Purchaser required to be obtained from or made with any governmental or quasi-governmental agency, entity, or body from whom approval is required under applicable law have been made or obtained.

                  (j) Assuming that the Purchaser's representations set forth in this Agreement are true and correct, the sale of the Purchased Assets in the manner contemplated by this Agreement by the Seller will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.

                  (k) No agent, broker or other Person acting pursuant to authority of the Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

                  Except as set forth in this Section 3.1, the Seller makes no representation or warranty whatsoever to the Purchaser concerning the Purchased Assets. Without limiting the generality of the foregoing, the Seller makes no representation or warranty concerning the Companies, their respective assets, financial performance, financial condition, and prospects, or any other matter affecting them.

                  Section 3.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Seller:

                  (a) The Purchaser is an "accredited investor" within the meaning of Rule 501


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under the Securities Act and is acquiring the Purchased Assets for its own account and not with a view toward their distribution.

                  (b) The Purchaser is able to bear the economic risk of an investment in the Purchased Assets and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Companies. The Purchaser has had an adequate opportunity to ask questions and receive answers from the officers of the Companies and the Seller concerning all matters relating to the transactions described herein. The Purchaser has asked all questions in the nature described in the preceding sentence, and such questions have been answered to their satisfaction.

                  (c) The Purchaser is aware of all facts, risks and other matters disclosed in the periodic financial and other reports filed by Quanta with U.S. Securities and Exchange Commission and by Kafus and its subsidiaries with its Canadian equivalent. The Purchaser acknowledges that copies of the same have been made available to it, either directly or through the www.sedar.com and www.sec.com website.

                  (d) The Purchaser is aware that the Kafus Shares and the shares issuable pursuant to the Quanta Convertible Note are restricted securities within the meaning of Rule 144 under the Securities Act and therefore may not be sold, transferred or otherwise disposed of unless they are registered and/or qualified under the Securities Act and applicable state securities laws, or unless an exemption from the registration or qualification requirements is otherwise available.

                  (e) The Purchaser (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the full right, power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby, and (iii) has obtained all requisite company and similar authorizations, consents or approvals applicable to do so.

                  (f) This Agreement and the Ancillary Agreements have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (g) No agent, broker or other Person acting pursuant to authority of the Purchaser is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

                  (h) The Purchaser is not a Prohibited Person within the meaning of the Stockholders and Warrantholders Agreement.


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                                   ARTICLE 4.
                              CONDITIONS TO CLOSING

                  Section 4.1 Condition to the Obligations of Each Party. The obligations of the Purchaser and the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

                  (a) As of the Closing Date, all approvals, filings, waivers and consents relating to the transfer of the Purchased Assets from the Seller to the Purchaser required to be made or obtained pursuant to any applicable documents or agreements shall have been made or obtained.

                  (b) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to each party and its counsel. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of the Seller or the Purchaser as a result of which either party deems it inadvisable to proceed with the transactions hereunder.

                  Section 4.2 Conditions to the Obligations of Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following further conditions:

                  (a) The Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date.

                  (b) The representations and warranties of the Seller contained in this Agreement shall be true in all material respects at and as of the Closing Date.

                  Section 4.3 Conditions to the Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following further conditions:

                  (a) The Purchaser shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date.

                  (c) The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.


                                   ARTICLE 5.
                                   AGREEMENTS

             Section 5.1 Conflict of Interests. The parties acknowledge and understand that (a) the Seller and its Affiliates have and may continue to maintain certain investments in the Companies that are different in character from the Purchased Assets and (b) that they have certain rights to appoint directors, participate in the management of the Companies, vote their securities and take other actions


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with respect to such debt and equity investments. The parties further understand that, as result of such investments and rights, the interest of the Seller and its Affiliates on the one hand and of the Purchaser on the other hand may conflict. The parties therefore hereby agree that, except as expressly set forth herein: (i) that the Seller and its Affiliates shall have no duties whatsoever to the Purchaser with respect to their management and control of the Companies (fiduciary or otherwise), (ii) that none of such rights need be exercised on behalf of or for the benefit of the Purchaser, (iii) that the Seller and its Affiliates shall have no duty to disclose information concerning their intentions with respect to their investments or with respect to the Companies and (iv) that the Purchaser hereby waives all conflicts of interest arising from any action or omission by the Seller or any of its Affiliates with respect to such investments and rights.

             Section 5.2 Retention of Certain Rights. Except as expressly provided to the contrary in any Ancillary Agreement, the Seller's and its Affiliates' preemptive rights to acquire additional securities of the Companies and to nominate and maintain directors are retained by their holder and shall not be assigned or conveyed to the Purchaser, either pursuant to this Agreement or pursuant to any Ancillary Agreement.

             Section 5.3 Limitation of Liability. It is expressly understood and agreed by the parties hereto that, notwithstanding any other term of this Agreement, (i) the Purchaser shall not be permitted to recover punitive, consequential, economic or indirect damages from the Seller, whether by way of indemnification or under any other legal document, causes of action, or theory of recovery, and (ii) the Seller's maximum liability with respect to this Agreement and the Ancillary Agreements shall not exceed the Purchase Price.

                                   ARTICLE 6.
                                  MISCELLANEOUS

             Section 6.1 Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:

             If to the Seller:

                           Enron North America Corp.
                           1400 Smith Street
                           Houston, Texas 77002
                           Attn: Donna Lowry

                           with a copy to:

                           Enron North America Corp.
                           1400 Smith Street
                           Houston, Texas 77002
                           Attn: Julia Heintz Murray


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             If to the Purchaser:

                           SE Thunderbird L.P.
                           c/o The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, New Castle County
                           Delaware 19801

                           with a copy to:

                           SE Thunderbird L.P.
                           c/o Enron Corp.
                           1400 Smith Street
                           Houston, Texas 77002
                           Attn: Cynthia Harkness

             Section 6.2 Counterparts. For the purpose of facilitating the execution and proving of this Agreement, as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

             Section 6.3 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

             Section 6.4 Specific Performance. Any party hereto may enforce specific performance of this Agreement.

             Section 6.5 Further Assurances. The parties hereto agree to execute and deliver such other instruments and take such other actions as may be necessary to effectuate the purposes and to carry out the terms of this Agreement.

             Section 6.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writing with respect thereto.

             Section 6.7 Arbitration.

             (a) Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising under this Agreement or the alleged breach of any provision hereof (all of which are referred to herein as "Disputed Claims"), whether such Disputed Claims arise at law or in equity, under state or federal law, for damages or any other relief, shall be resolved by binding arbitration in the manner set forth herein.

             (b) The validity, construction, and interpretation of this agreement to arbitrate and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate and the rules governing the conduct of arbitration (including the time for filing an answer, the time for the filing


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of counter Disputed Claims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the time for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence, and the like) shall be decided by the arbitrators. In deciding the substance of the parties' Disputed Claims, the arbitrators shall refer to the substantive laws of the State of Texas for guidance (excluding Texas choice-of-law principles that might call for the application of some other state's law); provided, however, that IT IS EXPRESSLY AGREED THAT NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, THE ARBITRATORS SHALL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), INCIDENTAL, TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER TEXAS LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW, OR UNDER THE UNITED STATES ARBITRATION ACT OR UNDER ANY OTHER RULES OF ARBITRATION. The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against either or both parties. However, each party shall bear its own attorneys fees and the arbitrators shall have no authority to award attorneys fees.

         (c) The arbitration proceedings shall be conducted in Houston, Texas by three arbitrators in accordance with the American Arbitration Association Commercial Arbitration Rules. Within 30 days of the notice of initiation of the arbitration procedure, the parties shall select three arbitrators. Each party shall select one person to act as arbitrator and the two arbitrators so selected shall select a third arbitrator within 10 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the identity of the third, within the time set forth herein, the third arbitrator shall be selected by the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, as such Act is modified by this Agreement and judgment upon the award rendered by the arbitrators may be entered by an court having jurisdiction thereof.

         (d) All fees of the arbitrators and other administrative charges related to the arbitration shall be borne equally by the parties.

         (e) The parties hereby agree that the arbitration proceeding and the arbitrators' award are to remain confidential and none of the parties or their counsel will divulge or discuss, directly or indirectly, in the newspaper, electronic media, or other public or private forum, or with any third parties, the arbitration proceedings and/or the arbitrators' award except: (i) to the extent required by a court of law or any federal, state, or local government, agency or regulatory body or to the extent required to comply with applicable securities laws or stock exchange requirements; (2) to the extent further agreed by the parties hereto; or (3) to the extent necessary under subsection (f) below.

         (f) The award of the arbitrators shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

                            [signature pages follow]


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         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



   SE THUNDERBIRD L.P.                             ENRON NORTH AMERICA CORP.
   By:   Blue Heron I LLC, its general partner
   By:   Whitewing Associates L.P., its sole
          member
   By:   Whitewing Management LLC, its general
          partner
   By:   Egret I LLC, its managing member          By:
                                                      -------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

   By:
      -----------------------------
   Name:
        ---------------------------
   Title:
         --------------------------



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